1

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WSFS    Financial            |   500 Delaware Avenue, Wilminton, Delaware 19801
        Corporation          |
        -----------          |

                                                     PRESS RELEASE
FOR IMMEDIATE RELEASE
                                                     Contact:   Stephen A. Fowle

April 26, 2007                                                  (302) 571-6833


                      WSFS REPORTS 8% EPS INCREASE TO $1.15

         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported quarterly net income of $7.8 million, or $1.15 per diluted share, an 8% increase over the first quarter of 2006 on a per share basis.

         Highlights for the quarter include:

          o Net interest margin increased 0.19% from the fourth quarter of 2006 to 3.25%

          o Customer deposits were up 7% or $97.5 million from the fourth quarter of 2006 or 29% on an annualized basis

          o Noninterest income grew 19%, or $1.7 million over the first quarter of 2006

          o Asset quality remained strong with net charge-offs to total loans of only 0.02% and nonperforming assets to total assets of 0.16%

          o WSFS repurchased 381,500 shares of stock, or approximately 6% of shares outstanding

          o WSFS' Board of Directors increased the quarterly dividend by 25% to $0.10 per share

         Marvin N. Schoenhals, WSFS Chairman, said, "As we celebrate our 175th anniversary of serving Delaware; we are very encouraged by our consistent success in generating customer deposits. We continue to build franchise value and to leverage the strong deposit growth of the past several years. We are also pleased that our net interest margin continues to improve despite the challenging interest rate pressure on the banking industry. Additionally, we are delighted at the early performance of our new Trust Services department and look to it becoming an effective source of fee income over the next several years."

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
                                                                               2

                     First Quarter 2007 Financial Highlights

Net interest margin increased 0.19% from the prior linked quarter to 3.25%

         The net interest margin of 3.25% for the first quarter of 2007 increased 0.19% from the fourth quarter of 2006. Net interest income for the first quarter of 2007 was $21.1 million. This compares to $19.3 million reported for the same quarter in 2006 and $20.1 million reported for the fourth quarter of 2006. Compared to the fourth quarter of 2006, the net interest margin was favorably affected by $909,000 (or 0.14% of margin) of additional income related to reverse mortgages. Also during the first quarter of 2007, the net interest margin was negatively impacted by a $335,000 (or 0.05% of margin) related to the pre-payment of a $50.0 million FHLB borrowing. Adjusted for these two items, the net interest margin increased 0.10% over the fourth quarter of 2006 as a result of realignment of the balance sheet in favor of higher-yielding assets and an improved funding mix.

Customer deposits were up 7% or $97.5 million from the fourth quarter of 2006

         Total customer deposits (core deposits and customer time deposits) improved to $1.4 billion at March 31, 2007, an increase of $197.5 million, or 16%, over balances at March 31, 2006. This growth reflects a strong increase of $97.5 million, or 7% over balances at December 31, 2006.

         During the quarter, nearly all deposit categories increased, including non-interest bearing demand accounts, which increased $7.0 million, or 3% and money market accounts, which increased $77.5 million, or 31%. The increase in money market accounts was partially the result of a temporary investment of $39.7 million as of quarter end. Without this temporary item, deposit growth was still strong, increasing $57.8 million, or 4% above December 31, 2006 levels.

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
                                                                               3

         The following table summarizes the current customer deposit balances and composition compared to historical periods.

                                       At                      At                   At
      (Dollars in thousands)      Mar. 31, 2007           Dec. 31, 2006        Mar. 31, 2006
                                  -------------           -------------        -------------

                                   Amount    %           Amount      %         Amount     %
                                   ------   ---          ------     ---        ------    ---
Non-interest demand             $  283,295   20%       $  276,338    21%     $  274,983   22%
Interest bearing demand            148,946   10           146,719    11         141,972   11
Savings                            219,904   15           226,853    17         245,011   20
Money market                       324,191   23           246,645    18         238,003   19
                                ----------  ---        ----------   ---      ----------  ---
  Total core deposits              976,336   68           896,555    67         899,969   72
Customer time                      464,864   32           447,151    33         343,762   28
                                ----------  ---        ----------   ---      ----------  ---
  Total customer deposits       $1,441,200  100%       $1,343,706   100%     $1,243,731  100%


Net loans increase 8% from the first quarter of 2006

         Net loans were $2.0 billion at March 31, 2007, an increase of $153.4 million, or 8% over March 31, 2006 and an increase of $12.3 million, or 1% over December 31, 2006. Commercial and commercial real estate (CRE) loans increased $156.5 million, or 13% over March 31, 2006 and $22.5 million, or 2% over December 31, 2006 and continue to drive overall portfolio growth.

         During the first quarter of 2007 loan growth was affected by planned decreases in residential loans to realign the balance sheet toward higher yielding assets and several large anticipated commercial loan pay-offs. Mark A Turner, President and Chief Executive Officer of WSFS, said, "We continue to see fundamental strength in commercial lending, a key component of our corporate strategy. Commercial balances overcame approximately $50 million in payoffs to continue growth. Additionally, credit quality remains at historically strong levels and net charge-offs registered a very low 0.02% of total loans."

         The  following   table   summarizes   the  current  loan  balances  and
composition compared to historical periods.

                                       At                      At                   At
      (Dollars in thousands)      Mar. 31, 2007           Dec. 31, 2006        Mar. 31, 2006
                                  -------------           -------------        -------------

                                   Amount    %           Amount      %         Amount     %
                                   ------   ---          ------     ---        ------    ---
Commercial and CRE             $1,327,436    65%      $1,304,984     64%    $1,170,919      62%
Residential                       469,049    23          476,915     24        476,791      25
Consumer                          262,270    13          264,307     13        256,203      14
Allowance for loan losses         (27,629)   (1)         (27,384)    (1)      (26,143)      (1)
                               ----------   ---       ----------    ---     ----------     ---
Net Loans                      $2,031,126   100%      $2,018,822    100%    $1,877,770     100%

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
                                                                               4

Asset quality remained strong with net charge-offs to total loans of 0.02%

         The Company recorded a provision for loan losses of $371,000 in the first quarter of 2007 compared to $1.0 million in the fourth quarter of 2006 and $688,000 in the first quarter of 2006. The current provision exceeded net charge-offs for the quarter. The decreased provision reflects the low level of net charge-offs and slower loan growth. The ratio of allowance for loan losses to total loans is 1.34%, consistent with the December 31, 2006 level.

         Asset quality statistics continue at historically strong levels. Annualized net charge-offs in the first quarter of 2007 were 0.02% as a percentage of average loans compared to annualized net charge-offs of 0.08% for the fourth quarter of 2006 and annualized net recoveries of 0.02% for the first quarter of 2006. The balances of nonperforming assets increased slightly in comparison to the fourth quarter of 2006. Nonperforming assets as a percentage of assets were 0.16% at March 31, 2007 compared to 0.14% at December 31, 2006 and 0.10% at March 31, 2006. Delinquencies in the mortgage portfolio, including in the small amount of sub-prime loans remaining in the portfolio, also remain at low levels. WSFS has not been subject to any mortgage loan repurchases from the secondary market in recent history.

Noninterest income grew $1.7 million, or 19% over the first quarter of 2006

         During the first quarter of 2007, the Company recorded noninterest income of $10.7 million, which was $1.7 million, or a solid 19% higher than the first quarter of 2006. Noninterest income declined by $345,000, or 3% when compared to the fourth quarter of 2006. Although almost all noninterest income categories showed improvements compared to the first quarter of 2006, the majority of the increase over the first quarter 2006 was due to a $1.0 million increase in deposit service charges and a $323,000 increase in credit/debit card and ATM income. Deposit service charges continue to benefit from an increase in deposit accounts and additional fee-based services offered by WSFS. The increase in credit/debit card and ATM income was due to higher rates earned on cash in non-owned ATMs. During the first quarter of 2007, fee revenues represented 33% of total revenues compared to 32% during the first quarter of 2006.

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
                                                                               5

         The decline in noninterest income when compared to the fourth quarter of 2006 was mainly attributable to seasonal decreases in credit/debit card and ATM income and deposit service charges of $352,000 and $266,000, respectively.

Noninterest expense increase reflects growth and investment in franchise

         Noninterest expenses for the first quarter of 2007 totaled $19.4 million, which was $3.1 million, or 19% greater than the first quarter of 2006 and $805,000, or 4% greater than the fourth quarter of 2006. This increase over the first quarter of 2006 was mainly related to the Company's expansion including the opening of three branch offices, three branch renovations/relocations, the continued growth of the Wealth Management Division and the formation of a reverse mortgage business unit. This growth is reflected in higher compensation, occupancy and equipment expenses. The number of full-time equivalent Associates increased from 529 in the first quarter of 2006 to 564 in the first quarter of 2007. In March the Company moved into its new corporate headquarters in the WSFS Bank Center. The comparison to the first quarter of 2006 is also affected by a $322,000 reduction in a legal contingency reserve related to reverse mortgages in the first quarter of 2006.

         The increase in expenses, compared to the fourth quarter of 2006 were similar to the year over year increase.

WSFS repurchased 381,500 shares of stock, or approximately 6% of shares outstanding

         During the first quarter of 2007, the Company continued its history of returning earnings to shareholders by repurchasing 381,500 shares of common stock at an average price of $67.27 per share.

         The ratio of tangible equity to assets was 6.67% at March 31, 2007. The Tier 1 capital ratio was 11.70%, nearly double the 6.00% level required to be considered "well-capitalized" under regulatory definitions. Tangible book value per share was $31.28 at March 31, 2007.

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
                                                                               6

WSFS' Board of Directors increased the quarterly dividend by 25% to $0.10 per share

         The Board of Directors has declared a quarterly cash dividend of $0.10 per share. This dividend represents an increase of $0.02, or 25% over the previous quarterly dividend. This dividend will to be paid on June 1, 2007, to shareholders of record as of May 11, 2007.

         WSFS Financial Corporation is a $3 billion financial services company. Its principal subsidiary, Wilmington Savings Fund Society, FSB, currently operates 29 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania, providing full banking services under the WSFS Bank brand, and wealth management and personal trust services under Wilmington Advisors, a division of WSFS Bank. Other subsidiaries include:
WSFS Investment Group, Inc., Montchanin Capital Management, Inc. and WSFS Reit, Inc. WSFS, celebrating its 175th anniversary, is one of the ten oldest banks continuously operating under the same name in the United States. For more information, please visit the Bank's website at http://www.wsfsbank.com.

                                      * * *

         Statements contained in this news release which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                                      # # #

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
                                                                               7
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

                                                                  Three months ended
                                                          ------------------------------------
                                                           March 31,  December 31,   March 31,
                                                             2007         2006         2006
                                                          ----------   ----------   ----------
Interest income:
Interest and fees on loans                                $   38,469   $   38,624   $   32,096
Interest on mortgage-backed securities                         6,237        6,455        7,332
Interest and dividends on investment securities                1,714          929          635
Other interest income                                            668          693          414
                                                          ----------   ----------   ----------
                                                              47,088       46,701       40,477
                                                          ----------   ----------   ----------
Interest expense:
Interest on deposits                                          14,388       13,025        8,177
Interest on Federal Home Loan Bank advances                    8,922       10,747       10,743
Interest on trust preferred borrowings                         1,177        1,194        1,017
Interest on other borrowings                                   1,541        1,645        1,237
                                                          ----------   ----------   ----------
                                                              26,028       26,611       21,174
                                                          ----------   ----------   ----------

Net interest income                                           21,060       20,090       19,303
Provision for loan losses                                        371        1,036          688
                                                          ----------   ----------   ----------

Net interest income after provision for loan losses           20,689       19,054       18,615
                                                          ----------   ----------   ----------
Noninterest income:
Credit/debit card and ATM income                               4,483        4,835        4,160
Deposit service charges                                        3,602        3,868        2,577
Investment advisory income                                       594          578          630
Loan fee income                                                  561          532          421
Bank owned life insurance income                                 557          565          488
Mortgage banking activities, net                                  72            6           22
Other income                                                     864          694          740
                                                          ----------   ----------   ----------
                                                              10,733       11,078        9,038
                                                          ----------   ----------   ----------
Noninterest expenses:
Salaries, benefits and other compensation                     10,850       10,567        9,192
Occupancy expense                                              1,832        1,474        1,300
Equipment expense                                              1,246        1,174          982
Data processing and operations expense                           943          879          857
Marketing expense                                                742          696          613
Professional fees                                                653          721          257
Other operating expenses                                       3,092        3,042        3,041
                                                          ----------   ----------   ----------
                                                              19,358       18,553       16,242
                                                          ----------   ----------   ----------

Income before minority interest and taxes                     12,064       11,579       11,411
Less minority interest                                             -           11           16
                                                          ----------   ----------   ----------
Income before taxes                                           12,064       11,568       11,395
Income tax provision                                           4,283        3,969        4,054
                                                          ----------   ----------   ----------
Net income                                                $    7,781   $    7,599   $    7,341
                                                          ==========   ==========   ==========
Diluted earnings per share:
Net income                                                $     1.15   $     1.10   $     1.06
                                                          ==========   ==========   ==========

Weighted average shares outstanding for diluted EPS        6,758,669    6,904,313    6,904,774
==============================================================================================

Performance Ratios:

Return on average assets (a)                                    1.06%        1.02%        1.03%
Return on average equity (a)                                   14.75        14.25        15.75
Net interest margin (a)(b)                                      3.25         3.06         3.04
Efficiency ratio (c)                                           60.37        58.99        56.75
Noninterest income as a percentage of total revenue (b)        33.47        35.22        31.58
==============================================================================================

See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENT OF CONDITION:
(Dollars in thousands)
(Unaudited)

                                                                 March 31,  December 31,   March 31,
                                                                   2007         2006         2006
                                                                ----------   ----------   ----------
Summary Statement of Condition:

Assets:
------
Cash and due from banks                                         $   75,461   $   73,989   $   58,589
Cash in non-owned ATMs                                             150,270      166,092      159,042
Investment securities (d)(e)                                        28,153       54,491       58,694
Other investments                                                   35,347       41,615       46,693
Mortgage-backed securities (d)                                     500,069      516,711      630,187
Net loans (f)(g)                                                 2,031,126    2,018,822    1,877,770
Loans held for sale (f)                                              1,211          919        1,503
Bank owned life insurance                                           55,839       55,282       54,681
Other assets                                                        70,062       69,475       65,702
                                                                ----------   ----------   ----------
    Total assets                                                $2,947,538   $2,997,396   $2,952,861
                                                                ==========   ==========   ==========

Liabilities and Stockholders' Equity:
------------------------------------
Noninterest-bearing deposits                                    $  283,295   $  276,338   $  274,983
Interest-bearing deposits                                        1,157,905    1,067,368      968,748
                                                                ----------   ----------   ----------
    Total customer deposits                                      1,441,200    1,343,706    1,243,731
Other jumbo CDs                                                     99,593      111,388       79,122
Brokered deposits                                                  292,470      301,254      244,301
                                                                ----------   ----------   ----------
    Total deposits                                               1,833,263    1,756,348    1,567,154


Federal Home Loan Bank advances                                    693,918      784,028      998,533
Other borrowings                                                   193,239      218,651      176,379
Other liabilities                                                   27,931       26,256       26,374
                                                                ----------   ----------   ----------

    Total liabilities                                            2,748,351    2,785,283    2,768,440
                                                                ----------   ----------   ----------

Minority interest                                                       45           54           72

Stockholders' equity                                               199,142      212,059      184,349
                                                                ----------   ----------   ----------

                                                                ----------   ----------   ----------
Total liabilities, minority interest and stockholders' equity   $2,947,538   $2,997,396   $2,952,861
                                                                ==========   ==========   ==========

====================================================================================================

Capital Ratios:

Equity to asset ratio                                                 6.76%        7.07%        6.24%
Tangible equity to asset ratio                                        6.67         7.00         6.17
Core capital (h) (required: 4.00%; well-capitalized: 5.00%)           9.00         9.25         8.51
Tier 1 Capital (h) (required: 4.00%; well-capitalized: 6.00%)        11.70        12.42        12.18
Risk-based capital (h) (required: 8.00%; well-capitalized: 10.00%)   12.91        13.54        13.18

====================================================================================================

Asset Quality Indicators:

Nonperforming Assets:
Nonaccruing loans                                               $    4,230   $    3,832   $    2,891
Assets acquired through foreclosure                                    388          388           44
                                                                ----------   ----------   ----------
     Total nonperforming assets                                 $    4,618   $    4,220   $    2,935
                                                                ==========   ==========   ==========

Past due loans (i)                                              $       89   $      251   $      277

Allowance for loan losses                                       $   27,629   $   27,384   $   26,143

Ratio of nonperforming assets to total assets                         0.16%        0.14%        0.10%
Ratio of allowance for loan losses to total gross
     loans (j)                                                        1.34         1.34         1.37
Ratio of allowance for loan losses to nonaccruing
     loans (k)                                                         648          705          863
Ratio of quarterly net charge-offs (recoveries)
     to average gross loans (a)(f)                                    0.02         0.08        (0.02)

====================================================================================================

See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET
(Dollars in thousands)
(Unaudited)

                                                                  Three months ended
                          --------------------------------------------------------------------------------------------------------
                                      March 31, 2007                   December 31, 2006                  March 31, 2006
                          ----------------------------------  ----------------------------------- --------------------------------
                             Average   Interest & Yield/         Average   Interest & Yield/        Average  Interest & Yield/
                             Balance   Dividends  Rate (a)(b)    Balance   Dividends  Rate (a)(b)   Balance  Dividends  Rate (a)(b)
                          -----------  ---------  ----------- -----------  --------   ----------- ---------  --------   ----------
Assets:
Interest-earning assets:
Loans: (f) (l)
  Commercial real
    estate loans           $  655,669    $13,692    8.35%      $  656,780   $13,938      8.49%   $  605,189   $11,760      7.77%
  Residential real
    estate loans              471,613      6,723    5.70          479,412     6,760      5.64       466,329     6,279      5.39
  Commercial loans            651,510     13,063    8.19          627,892    12,888      8.21       525,339     9,645      7.55
  Consumer loans              266,368      4,978    7.58          264,210     5,021      7.54       250,856     4,406      7.12
                           ----------    -------               ----------   -------              ----------   -------
     Total loans            2,045,160     38,456    7.58        2,028,294    38,607      7.67     1,847,713    32,090      7.01
Mortgage-backed
  securities (d)              509,224      6,237    4.90          530,385     6,455      4.87       623,551     7,332      4.70
Loans held-for-sale (f)         1,090         13    4.77              938        17      7.25           594         6      4.04
Investment
  securities (d)(e)            32,757      1,714   20.93           54,712       929      6.79        58,060       635      4.37
Other interest-earning
  assets                       37,851        668    7.16           47,777       693      5.75        48,690       414      3.45
                           ----------    -------               ----------   -------              ----------   -------
     Total interest-
       earning assets       2,626,082     47,088    7.21        2,662,106    46,701      7.06     2,578,608    40,477      6.32
                                         -------                            -------                           -------

Allowance for loan losses     (27,708)                            (27,093)                          (25,515)
Cash and due from banks        67,087                              66,701                            51,364
Cash in non-owned ATMs        142,103                             151,675                           144,436
Bank owned life insurance      55,473                              56,357                            54,365
Other noninterest-
  earning assets               65,758                              60,919                            59,986
                           ----------                          ----------                        ----------
     Total assets          $2,928,795                          $2,970,665                        $2,863,244
                           ==========                          ==========                        ==========

Liabilities and
Stockholders' Equity:
Interest-bearing liabilities:
Interest bearing deposits:
   Interest-bearing demand  $ 135,464      $ 270    0.81        $ 126,509     $ 254      0.80     $ 123,805     $ 140      0.46
   Money market               315,525      3,088    3.97          247,489     2,318      3.72       226,229     1,714      3.07
   Savings                    219,912        446    0.82          233,392       615      1.05       247,152       511      0.84
   Customer time deposits     456,523      5,216    4.63          434,395     4,942      4.51       322,184     2,688      3.38
                           ----------    -------               ----------   -------              ----------   -------
     Total interest-bearing
       customer deposits    1,127,424      9,020    3.24        1,041,785     8,129      3.10       919,370     5,053      2.23
   Other jumbo certificates
     of deposit               102,856      1,355    5.34          100,667     1,365      5.38        60,081       663      4.48
   Brokered deposits          298,247      4,013    5.46          261,714     3,531      5.35       226,022     2,461      4.42
                           ----------    -------               ----------   -------              ----------   -------
     Total interest-
       bearing deposits     1,528,527     14,388    3.82        1,404,166    13,025      3.68     1,205,473     8,177      2.75

FHLB of Pittsburgh advances   697,253      8,922    5.12          863,177    10,747      4.87     1,003,350    10,743      4.28
Trust preferred borrowings     67,011      1,177    7.03           67,011     1,194      6.97        67,011     1,017      6.07
Other borrowed funds          131,232      1,541    4.70          136,653     1,645      4.82       121,822     1,237      4.06
                           ----------    -------               ----------   -------              ----------   -------
     Total interest-
       bearing liabilities  2,424,023     26,028    4.30        2,471,007    26,611      4.31     2,397,656    21,174      3.53
                                         -------                            -------                           -------
Noninterest-bearing
  demand deposits             267,354                             258,702                           257,963
Other noninterest-
  bearing liabilities          26,399                              27,665                            21,022
Minority interest                  49                                  51                               154
Stockholders' equity          210,970                             213,240                           186,449
                           -----------                         -----------                        ----------
Total liabilities and
  stockholder' equity      $2,928,795                          $2,970,665                        $2,863,244
                           ===========                         ===========                        ==========
Excess of interest-
  earning assets over
  interest-bearing
  liabilities              $  202,059                          $  191,099                        $  180,952
                           ==========                          ==========                        ==========
Net interest and
  dividend income                        $21,060                            $20,090                           $19,303
                                         =======                            =======                           =======
Interest rate spread                                2.91%                                2.75%                             2.79%
                                                  =======                             ========                          ========
Net interest margin                                 3.25%                                3.06%                             3.04%
                                                  =======                             ========                          ========

See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Dollars in thousands, except per share data)
(Unaudited)

                                                                        Three months ended
                                                           ------------------------------------------
                                                               March 31,     December 31,   March 31,
                                                                 2007           2006          2006
                                                           ------------------------------------------
     Stock Information:

     Market price of common stock:
         High                                                   $ 70.69        $ 68.00       $ 64.50
         Low                                                      61.31          60.35         60.00
         Close                                                    64.48          66.93         62.83
     Book value per share                                         31.70          31.93         27.91
     Tangible book value per share                                31.28          31.58         27.56
     Number of shares outstanding (000s)                          6,283          6,642         6,606
     ===============================================================================================
     Other Financial Data:

     One-year repricing gap to total assets (m)                   (1.74)%        (1.03)%        0.04%
     Weighted average duration of the MBS portfolio            2.9 years      2.9 years     3.2 years
     Unrealized losses on securities available-for-sale,
       net of taxes                                             $(6,009)       $(8,012)     $(14,752)
     Number of associates (FTEs)                                    564            573           529
     Number of branch offices                                        28             27            25
     Number of WSFS owned ATMs                                      309            313           263
     ===============================================================================================

     Notes:

(a)  Annualized.
(b)  Computed on a fully tax-equivalent basis.
(c) Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)  Includes securities available-for-sale.
(e)  Includes reverse mortgages.
(f)  Net of unearned income.
(g)  Net of allowance for loan losses.
(h) Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries.
(i) Accruing loans which are contractually past due 90 days or more as to principal or interest.
(j)  Excludes loans held-for-sale.
(k)  Includes general reserves only.
(l)  Nonperforming loans are included in average balance computations.
(m) The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.